UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549

                             SCHEDULE 14A
         Proxy Statement Pursuant to Section 14(a) of the Securities

                Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[_]

Check the appropriate box:
[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only
   	(as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-11(c)
     or Section 240.14a-12

                 	XLConnect Solutions, Inc.
----------------------------------------------------------------------
       (Name of Registrant as Specified in Its Charter)

            	John E. Royer, Jr., General Counsel
----------------------------------------------------------------------
        		(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     	1)	Title of each class of securities to which transaction applies:
       		_________________________________________________

     	2)	Aggregate number of securities to which transaction applies:
       		_________________________________________________

     	3)	Per unit price or other underlying value of transaction computed
       		pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       		_________________________________________________

	     4)	Proposed maximum aggregate value of transaction:
       		_________________________________________________

     	5)	Total fee paid:
       		_________________________________________________

[_] Fee paid previously with preliminary materials.
[_]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     	1)	Amount Previously Paid: __________________________________
     	2)	Form, Schedule or Registration Statement No.:  ________________
     	3)	Filing Party:_____________________________________________
     	4)	Date Filed:______________________________________________

                            XLCONNECT SOLUTIONS, INC.
                            411 Eagleview Boulevard
                                Exton, PA   19341
                                  (610) 458-5500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD AT 10:00 A.M. ON JUNE 25, 1997




To the Shareholders:


	The Annual Meeting of Shareholders of XLConnect Solutions, Inc. (the "Company") will be held at the Hotel duPont, Eleventh and Market Streets, Wilmington, Delaware 19801, on Wednesday, June 25, 1997 at 10:00 a.m. (Eastern time), for the following purposes:


     1.	To elect six directors, constituting the entire Board of
        Directors of the Company;

     2.	To consider and act upon a proposal by the Board of Directors to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for its fiscal year ending December 31, 1997; and

     3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

	Shareholders of record at the close of business on April 30, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

	It is important that as many shareholders as practicable be represented at the meeting. Consequently, whether or not you now expect to attend the meeting in person, please complete, date and sign the enclosed proxy card and return it as soon as possible to the Company in the accompanying envelope, which requires no postage if mailed in the United States.

	THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.


                               By Order of the Board of Directors


                                       Stephanie D. Cohen
                                          Secretary

May 23, 1997

                    XLCONNECT SOLUTIONS, INC.
                    411 Eagleview Boulevard
                       Exton, PA  19341

                       PROXY STATEMENT

         Annual Meeting of Shareholders - June 25, 1997



	This Proxy Statement is furnished to the shareholders of XLConnect Solutions, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting"). The Annual Meeting will be held on Wednesday, June 25, 1997 at 10:00 a.m., Eastern time, at the Hotel duPont, Eleventh and Market Streets, Wilmington, Delaware 19801. The executive offices of the Company are located at 411 Eagleview Boulevard, Exton, Pennsylvania 19341.



	This Proxy Statement, the accompanying form of proxy card and the Company's Annual Report to Shareholders were first mailed to the Company's shareholders on or about May 27, 1997.


	All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Annual Meeting FOR the election of the named nominees for directors and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for its fiscal year ending December 31, 1997. A shareholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company or by voting in person at the Annual Meeting.

	The Board of Directors does not know of any matters to be brought before the Annual Meeting other than the items set forth in the foregoing Notice. The enclosed proxy card confers discretionary authority to the Board-appointed persons named therein to vote on any other matter that is properly presented for action at the Annual Meeting.

	Cost of solicitation of proxies by the Board of Directors is to be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telecopier transmission by the directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Procedures

	Only holders of record of shares of Common Stock of the Company at the close of business on April 30, 1997 will be entitled to vote at the Annual Meeting. On that date, 16,655,000 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each share of Common Stock is entitled to one vote. Shareholders of record may vote on a matter by marking the appropriate box on the proxy card. A majority of the voting power of the outstanding shares of capital stock of the Company, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Security Ownership of Certain Beneficial Owners and Management

	The table below sets forth, as of April 30, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by each shareholder known to the Company to be the beneficial owner of more than 5% of the Common Stock, each of the Company's directors and named executive officers, and all directors and executive officers as a group.

Name and Address of                Shares Beneficially      Owned (1)
Beneficial Owner                        Number               Percent
---------------------------------------------------------------------------

Intelligent Electronics, Inc.       13,325,000                80.0%
411 Eagleview Boulevard
Exton, PA   19341

Putnam Investments, Inc. (2)         1,014,802                 6.1%
One P.O. Box Square
Boston, MA   02109


Richard D. Sanford (3)                 100,000                   *


Timothy W. Wallace                         --                    *

Stephanie D. Cohen                         --                    *

Jeffrey A. Blain                           325                   *

James P.  Joyce                            --                    *

Barry M. Abelson (3)                     8,425                   *

J.B. Doherty                             8,425                   *

William E. Johnson (3)                  33,425                   *

John A. Porter (3)                       8,425                   *


All executive officers and directors   162,004                 1.0%
As a group (11 persons) (3)


---------------------------------------------------------------------------
*  represents less than 1% of the outstanding shares of Common Stock.

(1)	For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days, including upon the exercise of stock options. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. None of the options to purchase shares of Common Stock held by any directors or executive officers of the Company are exercisable within 60 days of April 30, 1997.

(2)	As reported in a Schedule 13G filed with the Securities and Exchange
Commission (the "Commission") on January 31, 1997.

(3)	Mr. Sanford is the Chairman and Chief Executive Officer of Intelligent
Electronics, Inc. ("IE") and Messrs. Abelson, Johnson and Porter are currently members of the Board of Directors of IE. Such persons may be deemed to share beneficial ownership of the shares of Common Stock owned by IE; however, each disclaims beneficial ownership of such shares, except to the extent of his respective beneficial interest in IE.

Compliance with Section 16(a) of the Exchange Act

	Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than ten percent of the outstanding shares of Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms which they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements were satisfied.

                     NOMINATION AND ELECTION OF DIRECTORS
                             (Proposal No. 1)

	At the Annual Meeting, all six of the current members of the Board of Directors will be elected to hold office until the next annual meeting of the shareholders and until their successors are elected and have qualified. Unless the proxy received pursuant to this solicitation contains contrary instructions, the persons appointed therein shall vote all proxies received by them for the election of the six nominees named below.

	Each nominee has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee should decline or become unavailable to stand for election for any presently unforeseen reason, the persons appointed in the form of proxy will vote for such other person as may be designated by the present Board of Directors. The information contained in this Proxy Statement concerning the nominees and their security holdings has been furnished by them to the Company.

	The Board of Directors recommends a vote FOR the nominees named below.

Nominees

	Set forth below is the name, age, position with the Company and biographical information concerning each nominee, as of April 30, 1997.


    Name                        Age          Position with the Company
-----------------------------------------------------------------------
Richard D. Sanford (1)           53           Chairman of the Board

Timothy W. Wallace               39           President,Chief Operating
                                               Officer and Director

Barry M. Abelson (1)             50           Director

J.B. Doherty (1)(2)(3)           53           Director

William E. Johnson (1)(2)(3)     55           Director

John A. Porter	(1)(2)(3)         52           Director
-----------------------------------------------------------------------

(1)	Member of the Audit Committee
(2)	Member of the Compensation and Benefits Committee
(3)	Member of the Nominating Committee


	Richard D. Sanford has been the Company's Chairman of the Board since its formation in January 1996. He has been the Chairman and Chief
Executive Officer of IE since he founded IE in 1982.

	Timothy W. Wallace joined the Company upon its formation as Executive Vice President, Field Operations. He was promoted to President in December 1996 and elected to the Board of Directors in February 1997. Between 1991 and March 1996, Mr. Wallace served in various management positions with The Future Now, Inc. ("TFN"), the predecessor to the Company's business and a wholly-owned subsidiary of IE, rising from Assistant Vice President, to Vice President, Strategic Planning and Development, to Vice President, Professional Services in 1995. Prior to joining TFN, Mr. Wallace was employed by Arthur Andersen & Co. as a managing director of business systems consulting.

	Barry M. Abelson has been a director of the Company since its formation in January 1996 and of IE since January 1989. Since May 1992, Mr. Abelson has been a partner of the law firm of Pepper, Hamilton & Scheetz LLP, Philadelphia, Pennsylvania, which provides legal services to the Company and to IE. From 1978 to April 1992, Mr. Abelson was a partner of the law firm of Braemer Abelson & Hitchner, Philadelphia, Pennsylvania (and its predecessor firms). Mr. Abelson is also a member of the Board of Directors of Covenant Bank for Savings.

	J.B. Doherty has been a director of the Company since June 1996. Since 1992, Mr. Doherty has been the Chairman and President of Private Equity Management Company, a venture capital fund manager, and Managing General Partner of TDH III Partners, L.P. and TDH II Limited (the latter since 1983), venture capital funds. In addition, between 1983 and 1992, Mr. Doherty was a general partner of K.S. Sweet Associates, a venture capital management and real estate company.

	William E. Johnson has been a director of the Company since March 1996 and of IE since November 1994. He has been President of William E. Johnson Associates, a private investment company, since 1993. From 1986 to 1992, Mr. Johnson served as Chairman and CEO of Scientific-Atlanta, Inc., a manufacturer of telecommunications instruments and equipment.


	John A. Porter has been a director of the Company since March 1996 and of IE since May 1994. From May 1995 to the present, Mr. Porter has served as Chairman of the Board of Directors and Chief Executive Officer of Industrial Electric Manufacturing, Inc., a manufacturer of electrical power distribution products. Mr. Porter also serves as Chairman of the Board of Directors of Phillips & Brooks/Gladwin, Inc., a manufacturer of pay telephone enclosures and equipment. Mr. Porter had been Vice Chairman of WorldCom, Inc. (formerly LDDS/Metro Media Communications), a long distance telecommunications carrier, from September 1993 until December 31, 1996 and Chairman from 1988 until September 1993 and has been a director of WorldCom since 1988. Mr. Porter was President and sole shareholder of P.M. Restaurant Group, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in March 1995, subsequent to which Mr. Porter sold his shares. Mr. Porter also serves on the Board of Directors of Uniroyal Technology Corporation.


General Information About Board of Directors

	The Board of Directors held 5 meetings during 1996 and took action by unanimous written consent in lieu of a formal meeting on 8 occasions. Each director attended in person or by telephonic conference each Board meeting held during 1996 while such person was a member of the Board, except for the absence of one director at one meeting.

	The Board of Directors has an Audit Committee, a Compensation and Benefits Committee and a Nominating Committee.

	The Audit Committee, composed of Messrs. Sanford, Abelson, Doherty, Johnson and Porter, met once during 1996. Its principal functions include making recommendations to the Board regarding the annual selection of independent auditors and review of the recommendations of the independent auditors as a result of their audit of the Company.

	The Compensation and Benefits Committee, composed of Messrs. Doherty, Johnson and Porter, met three times during 1996. Its principal function is to exercise the power of the Board in determining the compensation of the officers of the company and to administer the Company's 1996 Long-Term Incentive Plan.

	The Nominating Committee, composed of Mr. Doherty, as Chairman, and Messrs. Johnson and Porter, was formed in December 1996 and did not meet during 1996. Its principal function is to exercise the power of the Board in making determinations with respect to the nomination of potential new members to the Board of Directors. The Nominating Committee has not yet determined whether it will consider candidate nominees for election as director who are recommended by shareholders, and if so, the procedures to be followed by shareholders in submitting such recommendations.

	Employee directors are not compensated for their services as members of the Board. Compensation of outside directors is determined by action of the Compensation and Benefits Committee or the entire Board after receiving the recommendations of the Chief Executive Officer. Currently, non-employee directors are not paid any cash compensation. Each non-employee director receives the grant of an option to purchase 25,000 shares of Common Stock on the later to occur of October 17, 1996 and the date that such director is first appointed or elected to the Board. In addition, each non-employee director is entitled to receive an annual grant of an option to purchase 5,000 shares of Common Stock upon each re-election to the Board by the Company's shareholders, provided such re-election occurs at least six months after his initial election or appointment. All of such options vest 25% per year over a four-year period, have an exercise price equal to fair market value of the Common Stock on the date of grant and expire ten years after the date of grant if not earlier exercised or canceled.

                               EXECUTIVE OFFICERS

	It is expected that the Board will elect executive officers annually following each Annual Meeting of the Shareholders. Executive officers of the Company as of April 30, 1997 are as follows:


        Name                 Age             Position with the Company
-----------------------------------------------------------------------
Timothy W. Wallace           39              President, Chief Operating
                                              Officer and member of the
                                              Board of Directors

Stephanie D. Cohen           35              Executive Vice President,
                                              Chief Financial Officer and
                                              Secretary

Jeffrey A. Blain             37              Senior Vice President,
                                              Central/Southwest

James P. Joyce               36              Senior Vice President,
                                              Great Lakes/West

Brad E. Eskind               37	             Vice President, East

John E. Royer, Jr.           34              Vice President, General
                                              Counsel and Assistant
                                              Secretary


Timothy W. Wallace joined the Company upon its formation as Executive
Vice President, Field Operations. He was promoted to President in December 1996 and elected to the Board of Directors in February 1997. Between 1991 and March 1996, Mr. Wallace served in various management positions with TFN, rising from Assistant Vice President, to Vice President, Strategic Planning and Development, to Vice President, Professional Services in 1995. Prior to joining TFN, Mr. Wallace was employed by Arthur Andersen & Co. as a managing director of business systems consulting.

	Stephanie D. Cohen joined the Company upon its formation as its Chief Financial Officer and Executive Vice President, Finance. Prior to that time, she had served in various management positions with IE since 1987, most recently as Vice President, Investor Relations from March 1991 to May 1993, Vice President, Secretary and Treasurer from May 1993 to May 1996 and Chief Financial Officer of TFN from August 1995 to May 1996.


	Jeffrey A. Blain joined the Company upon its formation as Vice President, Central/Southwest. In January 1997, Mr. Blain was named Senior Vice President, Central/Southwest. Between 1983 and 1996, Mr. Blain served in various management positions with TFN that included Sales Manager, Branch Manager, Regional Vice President, Vice President of Corporate Services and, most recently, Area Vice President.



	James P. Joyce joined the Company upon its formation as Vice President, Great Lakes/West. In January 1997, Mr. Joyce was named
Senior Vice President, Great Lakes/West. Prior to the formation of the Company, Mr. Joyce held the positions of Area Vice President and Area Sales Manager for TFN between October 1994 and January 1996. Between December 1991 and October 1994, Mr. Joyce served in various management positions with LDI Computer Systems, Inc.



	Brad E. Eskind joined the Company in June 1996 as Vice President, East. Between 1981 and that time, Mr. Eskind held various Sales and Executive Management positions with IBM. Most recently, he served as IBM Professional Services' Consulting and Systems Integration Executive in the Southern Area.


John E. Royer, Jr. joined the Company in September 1996 as Vice
President and General Counsel. Between September 1988 and September 1996, Mr. Royer practiced law with the firm of Pepper, Hamilton & Scheetz LLP in the Corporate and Securities practice group.

                         EXECUTIVE COMPENSATION


	The following table sets forth the cash compensation paid by the Company for 1996 and by IE and TFN for 1995 to the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (including its predecessor business):

                                          Summary Compensation Table

                                           Annual Compensation                 Long-Term Compensation
--------------------------------------------------------------------------------------------------------------------------
                                                                      Other Annual                    All Other
     Name and                              Salary        Bonus       Compensation      Options/     Compensation (2)
Principal Position              Year         ($)           ($)            ($)          SARs (#)           ($)
--------------------------------------------------------------------------------------------------------------------------
Richard G. Ellenberger          1996       $282,692      $125,000      $183,177        525,000                -
Chief Executive Officer (3)


Timothy W. Wallace              1996       $199,039      $140,153      $ 55,720        260,000           $4,225
President; Chief                1995       $150,000      $ 96,600            -              -            $2,287
Operating Officer (4)

John J. Chidester, III          1996       $161,538      $ 72,917            -         215,000               -
Vice President - Sales
and Marketing (5)

Stephanie D. Cohen              1996       $162,885      $ 37,500                      215,000           $4,750
Chief Financial Officer         1995       $130,000            -             -              -            $3,900
Executive Vice President-
Finance; Secretary

James P. Joyce                  1996       $146,154      $ 49,987            -          90,000           $3,774
Senior Vice President           1995       $ 94,616      $ 75,830            -              -             1,379

Jeffrey A. Blain                1996       $148,077      $ 48,532            -          90,000           $3,932
Senior Vice President           1995       $125,000      $ 37,151            -              -            $1,494

---------------------------------------------------------------------------
(1)	Includes perquisites and other personal benefits paid for by the
Company, such as automobile payments, long-term disability and life insurance premiums and relocation expenses, in amounts that exceed the lesser of $50,000 or 10% of annual salary and bonus for any of the named executive officers.

(2)	Represents allocations to accounts of executive officers under the
Company's Retirement Savings Plan, which is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Employees of the Company who have completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of between 1% and 15% of the participant's compensation in any year in accordance with certain limitations defined in the Code. The Company matches 50% of each employee's pre-tax contributions, up to a maximum matching contribution of 3.0% of such participant's annual compensation. The pre-tax contributions by participants and the earnings thereon are at all times fully vested. The Company's contribution vests to the employee over three years at the rate of 25%, 55% and 100% of the contribution. A participant's vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.


(3)	Mr. Ellenberger joined the Company in March 1996 and resigned from the
Company as of January 30, 1997. Mr. Ellenberger's 1996 other annual compensation includes $178,182 of relocation expenses paid by the Company.


(4)	Mr. Wallace became President of the Company on December 30, 1996.  Mr.
Wallace's 1996 bonus includes $46,403 paid during the first quarter of 1996 on account of 1995 performance. Mr. Wallace's 1996 other annual compensation includes $55,601 of relocation expenses paid by the Company.

(5)	Mr. Chidester joined the Company in March 1996 and resigned from the
Company on January 24, 1997.

	The following table presents information with respect to grants of stock options pursuant to the Company's 1996 Long-Term Incentive Plan, during the year ended December 31, 1996, to the named executive officers reflected in the Summary Compensation Table:

                   Option Grants in the Last Fiscal Year

                                                                                                    Potential Realizable
                                                 Individual Grants (1)                           Values at Assumed Annual
                                                     % of Total                                    Rates of Stock Price
                                                   Options Granted     Exercise or                Appreciation (through
                                    Options to      to Employees       Base Price   Expiration     Expiration Date) (3)
Name                                Granted (1)   in Fiscal Year (2)    Per Share     Date           5%           10%
-------------------------------------------------------------------------------------------------------------------------
Richard G. Ellenberger(4)             525,000         20.3%              $9.35      9/6/06      $2,960,186    $6,876,273

Timothy W. Wallace                    260,000         10.1%              $9.35      9/6/06      $1,465,988    $3,405,392

John J. Chidester,  III (4)           215,000          8.3%              $9.35      9/6/06      $1,212,259    $2,815,597

Stephanie D. Cohen                    215,000          8.3%              $9.35      9/6/06      $1,212,259    $2,815,597

Jeffrey A. Blain                       90,000          3.5%             $15.00    10/17/06      $  827,192    $1,929,088

James P. Joyce                         90,000          3.5%             $15.00    10/17/06      $  827,192    $1,929,088

_____________

(1)	Granted pursuant to the Company 1996 Long-Term Incentive Plan, such options become exercisable over a four-year period at the rate of 25% of the shares underlying each option per year.

(2)	Includes options granted to employees of IE and members of the Boards of Directors of the Company and IE on the date of the Company's IPO.

(3)	These are hypothetical values using assumed growth as prescribed by the Commission.

(4)	Options granted to Messrs. Ellenberger and Chidester were subsequently canceled upon their resignations in January 1997.

	No stock options were exercised by any of the named executive officers during the fiscal year ended December 31, 1996. The following table presents information concerning the stock option values as of the end of 1996 for unexercised stock options held by each of the named executive officers:

                                     Option Exercises in Last Fiscal Year
                                      And Fiscal Year-End Option Values

                                   Number of                                   Number                      Value of Unexercised
                                   Shares                               Unexercised Options                In-the-Money Options/
                                 Acquired on         Value                 at Year End                       SARs at Year End
       Name                        Exercise        Realized(1)      Exercisable     Unexercisable       Exercisable   Unexercisable
---------------------------    ----------------   --------------  -------------    ----------------    -------------- --------------
Richard G. Ellenberger(2)            -                  -                -                525,000             $0        $10,185,000

Timothy W. Wallace                   -                  -                -                260,000             $0        $ 5,044,000

John J. Chidester, III(2)            -                  -                -                215,000             $0        $ 4,171,000

Stephanie D. Cohen                   -                  -                -                215,000             $0        $ 4,171,000

Jeffrey A. Blain                     -                  -                -                90,000              $0        $ 1,237,500

James P. Joyce                       -                  -                -                90,000              $0        $ 1,237,500

(1)	Represents the product of the number of shares acquired on exercise, multiplied by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

(2)	Options granted to Messrs. Ellenberger and Chidester were subsequently canceled upon their resignations in January 1997.

Employment Agreements

	As of April 30, 1997, the Company has no employment contracts or severance agreements in effect with any of its named executive officers, except that upon a termination of employment without cause, Mr. Wallace and Ms. Cohen retain the right to exercise stock options held by them for a period of two years after the consummation of the Company's initial public offering on October 17, 1997.

                  COMPENSATION AND BENEFITS COMMITTEE REPORT
                       ON ANNUAL EXECUTIVE COMPENSATION

	The current members of the Compensation and Benefits Committee of the Board of Directors (the "Committee") are Messrs. Doherty, Johnson and
Porter, non-employee directors of the Company. The Committee, which was formed in June 1996, is charged with reviewing the Company's compensation practices and policies generally and specifically establishing such practices and policies for the Chief Executive Officer, the President and for the other executive officers of the Company. The Company currently does not have a Chief Executive Officer.

The compensation of the Chief Executive Officer and the other executive officers for 1996 was agreed to in offer letters entered into by the Company and each executive at the time of the Company's formation and prior to the formation of the Committee and the consummation of the Company's IPO. Such compensation was based on an evaluation of individual anticipated value and expected job performance and the anticipated performance of the Company as a whole.

	The Committee is developing and implementing compensation policies, plans and programs which align the financial interests of the Company's senior management, in their management capacities, with those of its shareholders. The Committee believes that (1) executive compensation should be meaningfully related to the performance of the Company and the value created for shareholders; (2) compensation programs should support both short and long-term goals and objectives of the Company; (3) compensation programs should reward individuals for outstanding contributions to the Company's success; and (4) short and long-term compensation policies play a significant role in attracting and retaining well qualified executives.

	In setting annual compensation for executive officers, the Committee reviews a number of criteria relating to the financial performance of the Company generally and of each executive officer specifically during the prior fiscal year, evaluates its expectation as to each such individual's future contributions to the Company and considers industry and comparably-sized company data generally. For the President's compensation, the Committee considers the recommendations of the Chairman of the Board, and for the compensation of the Company's other executive officers, the Company considers the recommendation of the President. In making its decision on compensation levels, the Committee does not use any predetermined formula or assign any particular weight to any individual criteria.

	The Committee believes that it is important for executives, as well as other employees, to have a vested interest in the Company, through the granting of stock options which generally vest over a four year period, thereby more closely aligning the long-term interest of executives with that of the Company's shareholders. The Committee believes that stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation and enhancing their performance in attaining long-term Company objectives. The Committee makes grants under the Company's 1996 Long-Term Incentive Plan and granted stock options to purchase 1,395,000 shares of Common Stock to the named executive officers during 1996. The Company also uses initial option grants to induce qualified management and technical candidates to accept offers of employment. All stock options granted during fiscal 1996 by the Company had exercise prices equal to the fair market value of the Common Stock on the date of grant. All employees of the Company are eligible to receive grants of stock options under the 1996 Long-Term Incentive Plan, and the Committee, upon senior management's recommendations, makes an effort to ensure that option grants are made to all levels of employees within the Company, given the competitive nature of the industry with respect to recruiting and retaining the best available personnel.

	Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its chief executive officer and its other four most highly compensated officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Committee intends to take Section 162(m) into account when formulating its compensation policies for the Company's executive officers and to comply with Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its shareholders.

	The Report of the Compensation and Benefits Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act and shall not otherwise be deemed filed under such Acts.

                                                Respectfully submitted,

                                                           J.B. Doherty
                                                     William E. Johnson
                                                         John A. Porter



               Compensation and Benefits Committee Interlocks
                         and Insider Participation

	The Compensation and Benefits Committee of the Board of Directors currently consists of Messrs. Doherty, Johnson and Porter. Messrs. Johnson and Porter are members of the Board of Directors of IE, the beneficial owner of 80.0% of the Company's outstanding Common Stock.

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                       STOCK PRICE PERFORMANCE GRAPH

The graph below compares cumulative total return (assuming $100 invested at the opening of the market on October 17, 1996, the date that the Company's Common Stock began trading on the Nasdaq Stock Market, and the reinvestment of dividends paid during the period) of the Common Stock with the Nasdaq Stock Market - U.S. Companies Index and the Nasdaq Stock Market -Computer and Data Processing Services Index, during the period from October 17, 1996 through December 31, 1996. The Company does not make or endorse any predictions as to future stock performance.



[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]



                                                  MEASURING POINTS
                                                --------------------
                                                 10/17/96  12/31/96

XLConnect Solutions, Inc.                           100      192
Nasdaq Stock Market - US Companies Index            100      104
Nasdaq Stock Market - Computer And Data             100      103
    Processing Services Index



	The graph set forth above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act and shall not otherwise be deemed filed under such Acts.


                             CERTAIN TRANSACTIONS

  Messrs. Sanford, Abelson, Johnson and Porter are directors of the Company who have been nominated for reelection to the Board. Mr. Sanford is the Chief Executive Officer and Chairman of the Board and Messrs. Abelson, Johnson and Porter are members of the Board of Directors of IE, the beneficial owner of 80.0% of the Company's outstanding Common Stock. Mr. Abelson is a partner of the law firm of Pepper, Hamilton & Scheetz LLP, which provides various legal services for the Company.

	The Company and IE have entered into a number of agreements for the purpose of defining certain relationships between them. These agreements are described in Notes 6 and 12 to the Company's Consolidated Financial Statements which are part of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission and distributed to the Company's shareholders with this Proxy Statement. The discussion regarding these agreements is hereby incorporated herein by this reference.

                                  AUDITORS
                               (Proposal No. 2)


	KPMG Peat Marwick LLP have been the Company's (including predecessor operations) auditors since January 1993. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat
Marwick LLP to be the independent auditors of the Company for the year ending December 31, 1997. It is anticipated that representatives of KPMG
Peat Marwick LLP will be present at the Annual Meeting to respond to questions and, if they desire, to make a statement. This appointment is being presented to the shareholders for ratification at the Annual Meeting. Submission of the appointment is not legally required; however, the Board desires to ascertain the views of the shareholders. If the shareholders do not ratify the appointment, the Board will reconsider its selection.
The Board of Directors recommends a vote FOR ratification of this appointment.


                       PROPOSALS OF SHAREHOLDERS

	Under certain circumstances, shareholders are entitled to present
proposals at shareholder meetings.   Any such proposal to be included in
the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 30, 1997 in a form that complies with applicable regulations.

                         AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Exchange Act and in accordance thereof files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained by mail from the Public Reference Section of the Commission, at prescribed rates.

                             OTHER BUSINESS

	The Board of Directors knows of no other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                By order of the Board of Directors


                                      Stephanie D. Cohen
                                          Secretary

Exton, Pennsylvania

May 23, 1997


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XLCONNECT SOLUTIONS, INC.

Proxy Solicited on Behalf of the Board of Directors


	The undersigned, revoking all previous proxies, hereby appoints Richard D. Sanford, Timothy W. Wallace, Barry M.
Abelson, J.B. Doherty, William E. Johnson and John A. Porter, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held at 10:00 a.m., Eastern time, June 25, 1997 at the Hotel duPont, Eleventh and Market Streets, Wilmington, Delaware 19801, and at any adjournment or postponement thereof.


1.  ELECTION OF DIRECTORS:
		/_/ FOR all nominees listed below
		/_/ Withhold Authority to vote for all nominees listed below

Nominees:  For a one-year term expiring at the next Annual Meeting of Shareholders:

           Richard D. Sanford, Timothy W. Wallace, Barry M. Abelson, J.B. Doherty, William E. Johnson and John A. Porter. (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)


2.  RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP
    AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997:

        /_/ FOR    	/_/ AGAINST     /_/  ABSTAIN

Please date and sign your Proxy on the reverse side and return it promptly.



    This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of all nominees for director listed on the reverse side hereof and "FOR" ratification of appointment of KPMG Peat Marwick LLP as the Company's independent auditors. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.


                        Date: ___________________________, 1997


                        _____________________________________
                               Signature of Shareholder

                        _____________________________________
                               Signature of Shareholder


NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.